Execution Version
AMENDMENT NO. 1 to THE SUPPLY AND OFFTAKE AGREEMENT
THIS AMENDMENT NO. 1 TO THE SUPPLY AND OFFTAKE AGREEMENT (this “Amendment”), dated as of January 20, 2011, is made between J. Aron & Company, a general partnership organized under the laws of New York (“Aron”) located at 200 West Street, New York, New York 10282-2198, and Alon Refining Krotz Springs, Inc. (the “Company”), a Delaware corporation located at Hwy. 105 South, Krotz Springs, Louisiana 70750-0453 (each referred to individually as a “Party” or collectively as the “Parties”).
RECITALS: Aron and the Company are parties to the Amended and Restated Supply and Offtake Agreement dated as of May 26, 2010 (the “Supply and Offtake Agreement”). Aron and the Company have agreed to amend certain terms and conditions of the Supply and Offtake Agreement.
Accordingly, the Parties hereto agree as follows:
SECTION 1Definitions; Interpretation.

(a)Terms Defined in Supply Agreement. All capitalized terms used in this Amendment (including in the Recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the Supply and Offtake Agreement.

(b)Interpretation. The rules of construction set forth in Section 1.2 of the Supply and Offtake Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2Amendment to the Supply and Offtake Agreement.

(a)Amendment. Upon the effectiveness of this Amendment, the Supply and Offtake Agreement shall be amended by adding the Inventory Report Code “ALKY-PURCH”, with the corresponding description “Purchased Alkylate”, to the GASOLINE Pricing Group listed on Schedule P thereto.

(b)References Within Supply and Offtake Agreement. Each reference in the Supply and Offtake Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Supply and Offtake Agreement as amended by this Amendment.

SECTION 3    Representations and Warranties. To induce the other Party to enter into this Amendment, each Party hereby represents and warrants that (i) it has the corporate, governmental or other legal capacity, authority and power to execute this Amendment, to deliver this Amendment and to perform its obligations under the Supply and Offtake Agreement as amended hereby, and has taken all necessary action to authorize the foregoing; (ii) the execution, delivery and performance of this Amendment does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or subject; (iii) all governmental and

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other consents required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect; (iv) its obligations under the Supply and Offtake Agreement as amended hereby, constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law) and (v) no Event of Default or Potential Event of Default with respect to it has occurred and is continuing.

SECTION 4Miscellaneous.

(a)Supply and Offtake Agreement Otherwise Not Affected. Except for the amendment pursuant hereto, the Supply and Offtake Agreement remains unchanged. As amended pursuant hereto, the Supply and Offtake Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith by either Party shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future.

(b)No Reliance. Each Party hereby acknowledges and confirms that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(c)Costs and Expenses. Each Party shall be responsible for any costs and expenses incurred by such Party in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.

(d)Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Company, Aron and their respective successors and assigns.

(e)Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.

(f)Amendments. This Amendment may not be modified, amended or otherwise altered except by written instrument executed by the Parties' duly authorized representatives.

(g)Effectiveness; Counterparts. This Amendment shall be binding on the Parties as of the date on which it has been fully executed by the Parties. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(h)Interpretation. This Amendment is the result of negotiations between counsel to each of the Parties and has been reviewed by and is the product of all Parties hereto.

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Accordingly, this Amendment shall not be construed against either Party merely because of such Party's involvement in the preparation hereof.

[SIGNATURES TO FOLLOW]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment No. 1 to the Supply and Offtake Agreement as of the date first above written.

J. Aron & Company

By:	/s/ Greg Agran
Name:	Greg Agran
Title	Managing Director

ALON REFINING KROTZ SPRINGS, INC.

By:	/s/ Alan P. Moret
Name:	Alan P. Moret
Title	Vice President Supply

[Signature Page for Amendment No. 1 to the Supply and Offtake Agreement]

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